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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 19, 2005
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                       Protocall Technologies Incorporated
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

                   0-51111                               41-2033500
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           (Commission File Number)            (IRS Employer Identification No.)

               47 Mall Drive
             Commack, New York                           11725-5717
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(Address of Principal Executive Offices)                 (Zip Code)

                                 (631) 543-3655
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02.    Unregistered Sales of Equity Securities

         On December 19, 2005, we completed a private placement of our common stock and a warrant to purchase common stock with an accredited investor resulting in gross proceeds of $100,000 pursuant to a securities purchase agreement with the investor. The investor purchased 636,943 shares of our common stock at a purchase price of $.157 per share. In consideration of the investor's purchase of the shares, we issued the investor three-year warrants to purchase 318,471 shares of our common stock at an exercise price of $.50 per share. Except for the cashless exercise rights described below, the warrants have the same terms and conditions as the warrant issued in our September 2005 private placement and attached as Exhibit 4.1 to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 3, 2005.

         On December 30, 2005, we completed a private placement of our common stock and a warrant to purchase common stock with the same investor resulting in additional gross proceeds of $100,000. The investor purchased 781,250 shares of our common stock at a purchase price of $.128 per share. In consideration of the investor's purchase of the shares, we issued the investor three-year warrants to purchase an aggregate of 390,625 shares of our common stock at an exercise price of $.50 per share. Except for the cashless exercise rights described below, the warrants have the same terms and conditions as the warrant issued in our September 2005 private placement and attached as Exhibit 4.1 to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 3, 2005.

         These private placements, coupled with our cost reductions and strict cash management, will allow us to continue operations through January 2006 while we continue our fundraising activities.

         The per share price of the common stock is subject to anti-dilution adjustment in the case of the sale of discounted common stock or discounted convertible securities. The number of shares issuable upon exercise and the per share exercise price of the warrant are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, consolidation or merger or in the case of the issuance of our common stock or convertible securities at a per share price below the exercise price of the warrant. Similar anti-dilution provisions were contained in the securities purchase agreements and warrants entered into and issued in our June 2005, September 2005 and December 8, 2005 private placements, and those provisions were triggered by the December 19, 2005 and December 30, 2005 private placements. As a result, the number of shares of common stock issued to the June, September, December 8 and December 19, 2005 private placement investors was increased from 17,197,452 (after anti-dilution provisions of the December 19 placement) to 21,093,750, and the exercise price for the warrants issued to these investors was decreased to $.128 per share.

         The warrants contain a cashless exercise provision permitting the holder to pay the exercise price associated with any exercise by having us withhold a number of shares otherwise issuable upon such exercise having a fair market value equal to the applicable aggregate exercise price. In the event such provision is used with respect to an exercise, we would receive no proceeds upon such exercise. We also granted the investor so-called "piggy-back" registration rights covering the shares of common stock and the shares of common stock underlying the warrants, which provide that we will include the shares in future registration statements filed by us under the Securities Act of 1933.

         The foregoing summary description of the securities purchase agreement is qualified by reference to the full text thereof, the form of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

         Neither the shares of common stock purchased by the investor nor the shares of common stock underlying the warrants were registered under the Securities Act of 1933 in reliance upon the exemption

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from registration provided by Section 4(2) and Regulation D under the Securities
Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The investors qualified as accredited investors, as defined in Regulation D, in order to receive the common stock and the warrants. The shares of common stock and the shares of common stock underlying the warrants cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available.

Item 9.01.    Financial Statements and Exhibits

       (c)    Exhibits.
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Exhibit No.        Description
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10.1              Form of Securities Purchase Agreement between Protocall
                  Technologies Incorporated and the investor.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PROTOCALL TECHNOLOGIES INCORPORATED


Date:  January 5, 2006                By:   /s/ Donald J. Hoffmann
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                                            Donald J. Hoffmann
                                            Chief Executive Officer